Exhibit 10.25

CONSOLIDATED, AMENDED AND RESTATED PROMISSORY NOTE

$4,758,088.74	[____], 2024

THIS CONSOLIDATED, AMENDED AND RESTATED PROMISSORY NOTE (this “Promissory Note”) is made and entered into as of the date first above written, by and between SurgePays, Inc., a Nevada corporation (“Maker”), promises to pay to the order of SMDMM Funding, LLC, a Wyoming limited liability company (“SMDMM”).

RECITALS

WHEREAS, on May 2, 2022, Maker issued SMDMM a promissory in the original principal amounts of Four Million One Hundred Thirty-Four Thousand Four Hundred Sixty-Two and 47/100 Dollars ($4,134,462.47) (“Original Note”) due on demand after January 1, 2024;

WHEREAS, on December 30, 2022, Maker and SMDMM agreed to amend the Original Note and Maker issued SMDMM two new promissory notes, one in the original principal amount of One Million One Hundred Eight Thousand One Hundred Fifty Dollars and Thirty One Cents ($1,108,150.31) due on December 31, 2023 (the “One Year Loan”), which One Year Loan is evidenced by that certain Promissory Note dated as of December 30, 2022, made by Maker and payable to the order of SMDMM (the “One Year Note”) and one in the original principal amount of Four Million Twenty Six Thousand Four Hundred Thirteen Dollars ($4,026,413.00) due on December 31, 2024 (the “Two Year Loan”), which Two Year Loan is evidenced by that certain Promissory Note dated as of December 30, 2022, made by Maker and payable to the order of SMDMM (the “Two Year Note”); and

WHEREAS, Maker paid SMDMM One Hundred Sixty-four Thousand One Hundred Thirty-one and 97/100 Dollars ($164,131.97) on January 31, 2024 and February 29, 2024, respectively, as partial payment on the One Year Note;

WHEREAS, Maker and SMDMM desire to consolidate, amend, and restate the One Year Note and the Two Year Note in their entirety in accordance herewith and to provide for the payment schedule of the amounts due under this Note in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and SMDMM agree that the One Year Note and Two Year Note are hereby consolidated, amended, and restated in their entirety by this Promissory Note. Maker acknowledges and agrees that all amounts outstanding under the One Year Note and Two Year Note as of the date hereof aggregate in the outstanding principal sum of $4,758,088.74 and Maker has no defenses, claims, counterclaims, or rights of offset with respect to such amount, the One Year Note and Two Year Note, or any other document or instrument evidencing or securing the One Year Note and Two Year Note. For the avoidance of doubt, Maker does hereby release SMDMM from any and all claims and counterclaims Maker may have under or with respect to the One Year Note, Two Year Note, or any other document evidencing or securing any of the indebtedness thereunder. Nothing herein shall be construed as a novation of the amounts outstanding under the One Year Note or Two Year Note, which amounts shall remain outstanding under the terms of this Promissory Note.

In further consideration of the foregoing, Maker agrees and promises to pay SMDMM as follows: thirty-three (33) equal payments of principal and interest in the amount of One Hundred Sixty-four Thousand One Hundred Thirty-one and 97/100 Dollars ($164,131.97) on the last day of each month starting on March 31, 2024 plus a final payment of One Hundred Fifty-eight Thousand Six Hundred Thirty-one and 85/100 Dollars ($158,631.85) December 31, 2026.

Except as hereinafter provided, the principal balance of this Promissory Note remaining from time to time unpaid shall bear interest prior to Default or maturity at the rate of ten percent (10.0%) per annum computed on the basis of actual days elapsed over a year of 365 days.

All such payments on account of the indebtedness evidenced by this Promissory Note shall be first applied to the unpaid principal balance and the remainder to the interest on the unpaid principal balance. The principal balance of this Promissory Note shall bear interest after Default or maturity, computed on the basis of actual days elapsed over a year of 365 days, at a rate equal to fifteen percent (15%) per annum.

Maker shall have the right to prepay in whole or in part, without premium or penalty, the entire outstanding principal indebtedness and all accrued interest due under this Note. Prepayments shall be applied to the principal balance of the loan.

The Maker, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (“Default”):

a)	Any amount due and owing on this Promissory Note, whether by its terms or as otherwise provided herein, is not paid within thirty (30) days after notice is provided to the Maker by SMDMM that payment was due;
b)	Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Promissory Note and, if capable of being cured, such failure to perform or default in performance continues for a period of sixty (60) days after the Maker receives notice from any source of such failure to perform or default in performance;
c)	Maker makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against such Maker, the Maker, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within one-hundred twenty (120) days after the date of such appointment; or
d)	Any proceeding involving Maker, is commenced by or against such Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against such Maker, (i) such Maker, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within one-hundred twenty (120) days after the entry thereof.

Upon the occurrence of a Default, at the option of SMDMM hereof and upon written notice to Maker in the manner provided herein, SMDMM may declare the entire unpaid principal balance of this Promissory Note and all interest accrued thereon and all other sums due from Maker hereunder to be immediately due and payable and/or pursue any and all other rights and remedies under this Promissory Note or at law or in equity.

Maker waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest, notice of protest, and protest of this Promissory Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Promissory Note, and agrees that the liability shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver, or modification granted or consented to by SMDMM hereof, and Maker and all endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by SMDMM hereof with respect to the payment or other provisions of this Promissory Note.

SMDMM shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by SMDMM hereof, and then only to the extent specifically set forth therein. A waiver of one event shall not be construed as continuing or as a bar to a waiver of such right or remedy on a subsequent event.

This Promissory Note shall not be assignable by Maker without the express written consent of SMDMM. SMDMM may assign this Promissory Note, in whole or in part, without consent of Maker, however Maker must be given 30 days written notice by SMDMM.

Maker further agrees to reimburse SMDMM upon demand for all reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys’ fees, in connection with the enforcement of the obligations and liabilities of Maker to SMDMM under this Promissory Note.

This Promissory Note and any other instrument evidencing or securing the indebtedness evidenced by this Promissory Note shall be construed in accordance with and governed by the laws of the State of Tennessee. MAKER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE CIRCUIT COURT OR FEDERAL COURT LOCATED WITHIN THE STATE OF TENNESSEE, IN SHELBY COUNTY. MAKER AND SMDMM WAIVE TRIAL BY JURY AND WAIVE ANY OBJECTION WHICH THE MAKER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING INSTITUTED HEREUNDER AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker has caused this Consolidated, Amended and Restated Promissory Note to be duly executed as of the date first above written by their duly authorized representatives.

SurgePays, Inc., a Nevada corporation

By:
Name:	Anthony Evers
Title:	CFO

Agreed and Accepted:

SMDMM Funding, LLC, a Wyoming limited liability company

By:
Name:	K. Brian Cox
Title:	Manager